SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 19, 1998

                         Bayonne Bancshares, Inc.
                      ------------------------------
         (Exact name of registrant as specified in its charter)

        Delaware                  0-22499                     22-3511899
---------------------------      -----------              -------------------
State or other jurisdiction      Commission               (I.R.S. Employer
      of incorporation           File Number              Identification No.)

568 Broadway, Bayonne, New Jersey                                  07002
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number (including area code)  (201) 437-1000


                              Not Applicable
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     On July 19, 1998, Bayonne Bancshares, Inc. ("Bayonne") entered into a definitive merger agreement ("Agreement") with Richmond County Financial Corp. ("Richmond") pursuant to which Bayonne will be merged into Richmond and Bayonne's wholly-owned subsidiary, First Savings Bank of New Jersey, SLA, will be merged into Richmond's wholly-owned subsidiary, Richmond County Savings Bank. The Agreement provides that each share of Bayonne's common stock will be exchanged for 1.05 shares of Richmond common stock ("Exchange Ratio"). The merger is intended to constitute a tax-free reorganization and to be accounted for as a pooling-of-interests. The Agreement provides the parties with certain termination rights, including the right of Bayonne to terminate the Agreement in the event that the price of Richmond common stock falls below $15.41 during a specified measurement period and the decrease in the price of Richmond common stock is more than 15% below a peer group index, provided, however, that if Bayonne seeks to exercise its right to terminate, Richmond has the right to increase the Exchange Ratio pursuant to a specified formula.

     In connection with the transaction, Patrick F. X. Nilan, the Chairman of Bayonne, will be appointed to the Board of Directors of Richmond.

     In connection with the Agreement, pursuant to a Stock Option Agreement dated July 19, 1998, Bayonne granted Richmond an option to purchase shares equal to 19.9% of Bayonne's outstanding shares under certain conditions, including the acquisition by a third party of securities representing 15% or more of the voting shares of Bayonne or the agreement between Bayonne and a third party to engage in a merger or consolidation.

     Consummation of the merger is subject to several conditions, including receipt of applicable regulatory approval and approval by Bayonne's and Richmond's shareholders. For information regarding the terms of the proposed transaction, reference is made to the Agreement, the Stock Option Agreement and the press release dated July 20, 1998, which are attached hereto as Exhibits 2, 10 and 99, respectively, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
----------------------------------------------------------------------------

     (c)     Exhibits:

           2 Agreement and Plan of Merger dated as of July 19, 1998 by and between Richmond County Financial Corp. and Bayonne Bancshares, Inc.

          10 Stock Option Agreement dated as of July 19, 1998 by and between Richmond County Financial Corp. and Bayonne Bancshares, Inc.

          99     Press Release dated July 20, 1998

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                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   BAYONNE BANCSHARES, INC.



DATE: July 27, 1998             BY:/s/ Michael Nilan
                                   -------------------------
                                   Michael Nilan
                                   President

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                                Exhibit 2

                       Agreement and Plan of Merger

------------------------------------------------------------------------------




                       AGREEMENT AND PLAN OF MERGER



                        DATED AS OF JULY 19, 1998



                              BY AND BETWEEN



                     RICHMOND COUNTY FINANCIAL CORP.



                                   AND



                         BAYONNE BANCSHARES, INC.




------------------------------------------------------------------------------

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
                            TABLE OF CONTENTS
                                                                      Page No.

Introductory Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE I
     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          Section 1.1.  Structure of the Merger . . . . . . . . . . . . . . .5
          Section 1.2.  Effect on Outstanding Shares of Bayonne Common
                        Stock . . . . . . . . . . . . . . . . . . . . . . . .5
          Section 1.3.  Exchange Procedures . . . . . . . . . . . . . . . . .6
          Section 1.4.  Stock Options . . . . . . . . . . . . . . . . . . . .8
          Section 1.5.  Bank Merger . . . . . . . . . . . . . . . . . . . . .9
          Section 1.6.  Directors of RCFC after Effective Time. . . . . . . .9
          Section 1.7.  Alternative Structure . . . . . . . . . . . . . . . .9
          Section 1.8.  Certificate of Incorporation and Bylaws of the
                        Surviving Corporation . . . . . . . . . . . . . . . .9

ARTICLE II
     Representations and Warranties . . . . . . . . . . . . . . . . . . . . 10
          Section 2.1.  Disclosure Letters. . . . . . . . . . . . . . . . . 10
          Section 2.2.  Standards . . . . . . . . . . . . . . . . . . . . . 10
          Section 2.3.  Representations and Warranties of Bayonne . . . . . 11
          Section 2.4.  Representations and Warranties of RCFC. . . . . . . 26

ARTICLE III
     Conduct Pending the Merger . . . . . . . . . . . . . . . . . . . . . . 38
          Section 3.1.  Conduct of Bayonne's Business Prior to the
                        Effective Time. . . . . . . . . . . . . . . . . . . 38
          Section 3.2.  Forbearance by Bayonne. . . . . . . . . . . . . . . 39
          Section 3.3.  Conduct of RCFC's Business Prior to the
                        Effective Time. . . . . . . . . . . . . . . . . . . 42

ARTICLE IV
     Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
          Section 4.1.  Acquisition Proposals . . . . . . . . . . . . . . . 42
          Section 4.2.  Certain Policies of Bayonne . . . . . . . . . . . . 44
          Section 4.3.  Access and Information. . . . . . . . . . . . . . . 44
          Section 4.4.  Certain Filings, Consents and Arrangements. . . . . 45
          Section 4.5.  Antitakeover Provisions . . . . . . . . . . . . . . 46
          Section 4.6.  Additional Agreements . . . . . . . . . . . . . . . 46
          Section 4.7.  Publicity . . . . . . . . . . . . . . . . . . . . . 46
          Section 4.8.  Stockholders Meetings . . . . . . . . . . . . . . . 46
          Section 4.9.  Proxy Statements; Comfort Letters . . . . . . . . . 47
          Section 4.10.  Registration of RCFC Common Stock. . . . . . . . . 47
          Section 4.11.  Affiliate Letters. . . . . . . . . . . . . . . . . 48
          Section 4.12.  Notification of Certain Matters. . . . . . . . . . 48
          Section 4.13.  Employees, Directors and Officers. . . . . . . . . 49
          Section 4.14.  Indemnification. . . . . . . . . . . . . . . . . . 50

                                      2

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
          Section 4.15.  Pooling and Tax-Free Reorganization Treatment. . . 52
          Section 4.16.  Divisional Board . . . . . . . . . . . . . . . . . 52

ARTICLE V
     Conditions to Consummation . . . . . . . . . . . . . . . . . . . . . . 53
          Section 5.1.  Conditions to Each Party's Obligations. . . . . . . 53
          Section 5.2.  Conditions to the Obligations of RCFC and
                        RCFC Bank . . . . . . . . . . . . . . . . . . . . . 54
          Section 5.3.  Conditions to the Obligations of Bayonne and
                        First Savings . . . . . . . . . . . . . . . . . . . 56

ARTICLE VI
     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
          Section 6.1.  Termination . . . . . . . . . . . . . . . . . . . . 57
          Section 6.2.  Effect of Termination . . . . . . . . . . . . . . . 61

ARTICLE VII
     Closing, Effective Date and Effective Time . . . . . . . . . . . . . . 61
          Section 7.1.  Effective Date and Effective Time . . . . . . . . . 61
          Section 7.2.  Deliveries at the Closing . . . . . . . . . . . . . 61

ARTICLE VIII
     Certain Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . 61
          Section 8.1.  Certain Definitions; Interpretation . . . . . . . . 61
          Section 8.2.  Survival. . . . . . . . . . . . . . . . . . . . . . 62
          Section 8.3.  Waiver; Amendment . . . . . . . . . . . . . . . . . 62
          Section 8.4.  Counterparts. . . . . . . . . . . . . . . . . . . . 62
          Section 8.5.  Governing Law . . . . . . . . . . . . . . . . . . . 62
          Section 8.6.  Expenses. . . . . . . . . . . . . . . . . . . . . . 62
          Section 8.7.  Notices . . . . . . . . . . . . . . . . . . . . . . 63
          Section 8.8.  Entire Agreement; etc . . . . . . . . . . . . . . . 64
          Section 8.9.  Assignment. . . . . . . . . . . . . . . . . . . . . 64

                                      3

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
                       Agreement and Plan of Merger
                       ----------------------------


          This is an Agreement and Plan of Merger, dated as of the 19th day of July, 1998 ("Agreement"), by and between Richmond County Financial Corp., a Delaware corporation ("RCFC"), and Bayonne Bancshares, Inc., a Delaware corporation ("Bayonne").

                          Introductory Statement

          The Board of Directors of each of RCFC and Bayonne (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of RCFC and Bayonne, respectively, and in the best long-term interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

          Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to RCFC's willingness to enter into this Agreement, RCFC and Bayonne have entered into a stock option agreement (the "Option Agreement"), pursuant to which Bayonne has granted to RCFC an option to purchase shares of Bayonne's common stock, par value $0.01 per share ("Bayonne Common Stock"), upon the terms and conditions therein contained; and Bayonne will use its best efforts to have certain executive officers and directors of Bayonne, within twenty-one days of the date of this Agreement, execute in favor of RCFC a Letter Agreement in the form annexed as Exhibit A.

          The parties hereto intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), for federal income tax purposes, and that the Merger shall be accounted for as a pooling-of-interests for accounting purposes.

          RCFC and Bayonne desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

          In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

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
                                ARTICLE I
                               The Merger
                               ----------

          Section 1.1. Structure of the Merger. On the Effective Date (as defined in Section 7.1), Bayonne will merge with and into RCFC ("Merger"), with RCFC being the surviving entity, pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law ("DGCL"). Upon consummation of the Merger, the separate corporate existence of Bayonne shall cease. RCFC shall continue to be governed by the laws of the State of Delaware and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. From and after the Effective Time, RCFC shall possess all of the properties and rights and subject to all of the liabilities and obligations of Bayonne, all as more fully described in the DGCL.

          Section 1.2.  Effect on Outstanding Shares of Bayonne Common Stock.

          (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Bayonne Common Stock issued and outstanding at the Effective Time (as defined in Section 7.1), other than
(i) shares the holder of which (the "Dissenting Shareholders") pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"),
(ii) shares held directly or indirectly by RCFC (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), (iii) shares held by Bayonne as treasury stock and (iv) unallocated shares held in the Amended and Restated Bayonne Bancshares, Inc. 1995 Recognition and Retention Plan ("Bayonne RRP") (such shares referred to in clauses (i), (ii),
(iii) and (iv) being referred to herein as the "Excluded Shares") shall become and be converted into the right to receive 1.05 shares of RCFC Common Stock (the "Exchange Ratio"); provided, however, that, notwithstanding any other provision hereof, no fraction of a share of RCFC Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, RCFC shall pay to each holder of Bayonne Common Stock who would otherwise be entitled to a fraction of a share of RCFC Common Stock an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the RCFC Market Value (as defined herein) (collectively, the "Merger Consideration").

          (b) As used herein, "RCFC Market Value" shall be the average of the closing sales price on that day, as reported on the National Market System of The Nasdaq Stock Market, Inc. ("Nasdaq National Market"), for the 15 consecutive trading days immediately preceding the day on which the last of the required regulatory approvals, as contemplated by Section 5.1(b), is obtained (such date being referred to herein as the "Valuation Date").

          (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of RCFC Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification,

                                      5

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
recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Merger Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

          (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of RCFC Common Stock and RCFC Preferred Stock (as defined in Section 2.4(b)) that are held by Bayonne, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall become treasury stock of RCFC.

          Section 1.3.  Exchange Procedures.

          (a) Appropriate transmittal materials ("Letter of Transmittal") shall be mailed as soon as reasonably practicable after the Effective Time, and in no event later than 5 business days thereafter, to each holder of record of Bayonne Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Bayonne Common Stock to be converted thereby.

          (b) At and after the Effective Time, each certificate ("Bayonne Certificate") previously representing shares of Bayonne Common Stock (except as specifically set forth in Section 1.2) shall represent only the right to receive the Merger Consideration.

          (c) Prior to the Effective Time, RCFC shall deposit, or shall cause to be deposited, with such bank or trust company that is selected by RCFC and is reasonably acceptable to Bayonne to act as exchange agent ("Exchange Agent"), for the benefit of the holders of shares of Bayonne Common Stock, for exchange in accordance with this Section 1.3, an estimated amount of cash sufficient to pay the aggregate amount of cash in lieu of fractional shares to be paid pursuant to Section 1.2, and RCFC shall reserve for issuance with its Transfer Agent and Registrar a sufficient number of shares of RCFC Common Stock to provide for payment of the Merger Consideration. On the Closing Date, RCFC shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of RCFC the issuance of the number of shares of RCFC Common Stock issuable in the share exchange.

          (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Bayonne Certificates shall pass, only upon delivery of the Bayonne Certificates to the Exchange Agent,
(ii) be in a form and contain any other provisions as RCFC may reasonably determine and (iii) include instructions for use in effecting the surrender of the Bayonne Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Bayonne Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Bayonne Certificates shall be entitled to receive in exchange therefor
(m) a certificate representing that number of whole shares of RCFC Common Stock that such holder has the right to receive pursuant to Section 1.2 and
(n) a

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
check in the amount equal to the cash in lieu of fractional shares, if any, that such holder has the right to receive pursuant to Section 1.2 and any dividends or other distributions to which such holder is entitled pursuant to this Section 1.3. Bayonne Certificates so surrendered shall forthwith be cancelled. As soon as practicable, but no later than 10 business days following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute RCFC Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of RCFC Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Bayonne Common Stock not registered in the transfer records of Bayonne, the Merger Consideration shall be issued to the transferee thereof if the Bayonne Certificates representing such Bayonne Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of RCFC and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

          (e) No dividends or other distributions declared or made after the Effective Time with respect to RCFC Common Stock shall be remitted to any person entitled to receive shares of RCFC Common Stock hereunder until such person surrenders his or her Bayonne Certificates in accordance with this
Section 1.3. Upon the surrender of such person's Bayonne Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of RCFC Common Stock represented by such person's Bayonne Certificates.

          (f) From and after the Effective Time there shall be no transfers on the stock transfer records of Bayonne of any shares of Bayonne Common Stock. If, after the Effective Time, Bayonne Certificates are presented to RCFC, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

          (g) Any portion of the aggregate amount of cash to be paid in lieu of fractional shares pursuant to Section 1.2, any dividends or other distributions to be paid pursuant to this Section 1.3 or any proceeds from any investments thereof that remains unclaimed by the stockholders of Bayonne for 6 months after the Effective Time shall be repaid by the Exchange Agent to RCFC upon the written request of RCFC. After such request is made, any stockholders of Bayonne who have not theretofore complied with this Section
1.3 shall look only to RCFC for the Merger Consideration deliverable in respect of each share of Bayonne Common Stock such stockholder holds, as determined pursuant to Section 1.2 of this Agreement, without any interest thereon. If outstanding Bayonne Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of RCFC (and, to the extent not in its possession,

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
shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Bayonne Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) RCFC and the Exchange Agent shall be entitled to rely upon Bayonne's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Bayonne Certificate, RCFC and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (i) If any Bayonne Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Bayonne Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Bayonne Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Bayonne Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 1.2.

          Section 1.4.  Stock Options.

          (a) At the Effective Time, by virtue of the Merger, and without any action on the part of any holder of an option, each option to acquire shares of Bayonne Common Stock granted pursuant to either the 1995 Stock Option Plan or the 1998 Stock-Based Incentive Plan (a "Bayonne Option") that is then outstanding and unexercised shall be converted into and become an option to acquire RCFC Common Stock on the same terms and conditions as are in effect with respect to the Bayonne Option immediately prior to the Effective Time, except that (i) the number of shares of RCFC Common Stock subject to such Bayonne Option shall be equal to the number of shares of Bayonne Common Stock subject to such Bayonne Option immediately prior to the Effective Time multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (ii) the per share exercise price of the option shall be adjusted by dividing the per share exercise price of the Bayonne Option by the Exchange Ratio, and rounding up to the nearest cent. It is intended that the foregoing assumption shall be effected in a manner which is consistent with the requirements of Section 424 of the Internal Revenue Code of 1986, as amended, as to any Bayonne Option that is an incentive stock option.

          Section 1.5. Bank Merger. Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Richmond County Savings Bank ("RCFC Bank"), a wholly-owned subsidiary of RCFC, and First Savings Bank of New Jersey, SLA ("First Savings"), a wholly-owned subsidiary of Bayonne, shall enter into the Plan of Bank Merger, in

                                      8

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
the form attached hereto as Exhibit B, pursuant to which the Bank Merger will be effected. The parties hereto intend that the Bank Merger shall become effective on the Effective Date. The Plan of Bank Merger shall provide that the directors of RCFC Bank as the surviving entity of the Bank Merger shall be all of the directors of RCFC Bank serving immediately prior to the Bank Merger.

          Section 1.6. Directors of RCFC after Effective Time. At the Effective Time, the directors of RCFC shall consist of (a) the directors of RCFC serving immediately prior to the Effective Time and (b) one additional person who shall become a director of RCFC in accordance with Section 4.13. Other than as provided in Section 4.13, no director of Bayonne shall become a director of RCFC.

          Section 1.7. Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, RCFC may specify that the structure of the transactions contemplated hereby be revised and the parties shall enter into such alternative transactions as RCFC may determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) adversely affect the treatment of the transaction as a pooling-of-interests for accounting purposes, (ii) adversely affect the tax effects or alter or change the amount or kind of the Merger Consideration or the treatment of Bayonne Options or the economic benefits of the transactions contemplated hereby to the holders of Bayonne Common Stock, (iii) diminish the benefits to be received by the directors, officers or employees of Bayonne or First Savings as set forth in or as contemplated by this Agreement, and (iv) materially impede or delay the receipt of any approval referred to in this Agreement (as defined in Section 7.1). This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

          Section 1.8. Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation and Bylaws of RCFC in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation.


                                ARTICLE II
                      Representations and Warranties
                      ------------------------------

          Section 2.1. Disclosure Letters. On or prior to the execution and delivery of this Agreement, Bayonne and RCFC each shall have delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate), other than Section 2.3(g) and Section 2.4(g); provided, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related

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
representation or warranty being deemed untrue or incorrect under the standards established by Section 2.2 and (b) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.2(b)).

          Section 2.2.  Standards.

          (a) No representation or warranty of Bayonne or RCFC contained in Sections 2.3 or 2.4, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Sections 2.3 or 2.4, as applicable, there is reasonably likely to exist a Material Adverse Effect. Bayonne's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in connection with this Agreement or in compliance with a written request of RCFC.

          (b) As used in this Agreement, the term "Material Adverse Effect" means either (i) an effect which is material and adverse to the business, financial condition or results of operations of Bayonne or RCFC, as the context may dictate, and its Subsidiaries (as defined herein) taken as a whole; provided, however, that any such effect resulting from any (A) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both RCFC and RCFC Bank and Bayonne and First Savings, as the case may be, or to similarly situated financial and/or depository institutions or (B) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred; or (ii) the failure of (x) a representation or warranty contained in
Section 2.3(a)(i) and (iv), Section 2.3(c), Section 2.3(g)(iii), Sections 2.4(a)(i) and (iv), Section 2.4(c), Section 2.4(g)(iii) or Section 2.4(l) to be true and correct in all material respects or (y) a representation or warranty contained in the last sentence of each of Section 2.3(e) or Section 2.4(e), the second sentence of each of Section 2.3(f)(i) or Section 2.4(f)(i) and the first two sentences of each of Section 2.3(aa) or Section 2.4(x) to be true and correct in all material respects.

          (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

          Section 2.3. Representations and Warranties of Bayonne. Subject to Sections 2.1 and 2.2, Bayonne represents and warrants to RCFC that, except as disclosed in Bayonne's Disclosure Letter:

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
          (a) Organization. (i) Bayonne is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA") . First Savings is a stock savings association duly organized, validly existing and in good standing under the laws of the State of New Jersey. Each Subsidiary (as defined below) of First Savings is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Bayonne and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

               (ii) Each of Bayonne and its Subsidiaries has the requisite corporate power and authority, and is duly qualified and is in good standing, to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

               (iii) Bayonne's Disclosure Letter sets forth all of Bayonne's Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which Bayonne owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each of Bayonne's Subsidiaries, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. Bayonne owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of Bayonne other than First Savings is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and the applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by Bayonne or any of its other Subsidiaries are fully paid, nonassessable and not subject to any preemptive rights and are owned by Bayonne or a Subsidiary of Bayonne free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

               (iv) The deposits of First Savings are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the FDIA.

          (b) Capital Structure. (i) The authorized capital stock of Bayonne consists of 22,000,000 shares of Bayonne Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("Bayonne Preferred Stock"). As of the date of this Agreement:

(A) 9,094,495 shares of Bayonne Common Stock were issued and outstanding, (B) no shares of Bayonne Preferred Stock were issued and outstanding, (C) no shares of Bayonne Common Stock were reserved for issuance, except that 945,085 shares of Bayonne Common Stock were reserved for issuance pursuant to the Bayonne Option Plans, (D) no shares of Bayonne Preferred Stock were reserved for issuance and (E) 194,768 shares of Bayonne Common Stock were held by Bayonne in its treasury or by its Subsidiaries. The authorized capital stock of First Savings consists of 20,000,000 shares of common stock, par value $.10 per share, and 10,000,000 shares of preferred stock, par value $.10 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by Bayonne. All outstanding shares of capital stock of Bayonne and First Savings are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by Bayonne in its treasury or by its Subsidiaries, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. Bayonne's Disclosure Letter sets forth a complete and accurate list of all options to purchase Bayonne Common Stock that have been granted pursuant to the Bayonne Option Plans and all restricted stock grants under the Bayonne RRP, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

               (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote ("Voting Debt") of Bayonne are issued or outstanding.

               (iii) As of the date of this Agreement, except for this Agreement, the Option Agreement and the Bayonne Option Plans, neither Bayonne nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Bayonne or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Bayonne or any of its Subsidiaries or obligating Bayonne or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Bayonne or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Bayonne or any of its Subsidiaries.

          (c) Authority. Each of Bayonne and First Savings has all requisite corporate power and authority to enter into this Agreement and the Plan of Bank Merger, respectively, and, subject to approval of this Agreement by the requisite vote of Bayonne's stockholders and receipt of all required regulatory or governmental approvals, as contemplated by Section 5.1(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Bank Plan of Merger, and, subject to the approval of this Agreement by Bayonne's stockholders, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Bayonne and First Savings. This Agreement has been duly executed and delivered by Bayonne and constitutes a valid and binding obligation of Bayonne, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

          (d) Stockholder Approval; Fairness Opinion. The affirmative vote of a majority of the outstanding shares of Bayonne Common Stock entitled to vote on this Agreement is the only vote of the stockholders of Bayonne required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby. Bayonne has received the written opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Exchange Ratio to be received by Bayonne's stockholders is fair, from a financial point of view, to such stockholders.

          (e) No Violations. The execution, delivery and performance of this Agreement and Option Agreement by Bayonne do not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals (as defined below) and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Bayonne or any of its Subsidiaries, or to which Bayonne or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Bayonne or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Bayonne or any of its Subsidiaries, under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Bayonne or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject; and the consummation by Bayonne and First Savings of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 1.7) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) the approval of the holders of a majority of the outstanding shares of Bayonne Common Stock entitled to vote, (y) the approval of the Office of Thrift Supervision ("OTS") under HOLA, and (z) the approval of the New Jersey Department of Banking (the "NJBD") and the approval of the appropriate regulatory authority under Section 18(c) of the FDIA. As of the date hereof, the executive officers of Bayonne know of no reason pertaining to Bayonne why any of the approvals referred to in this Section 2.3(e) should not be obtained without the imposition of any material condition or restriction described in the proviso to Section 5.1(b).

          (f) Reports. (i) As of their respective dates, none of the reports or other statements filed by Bayonne or First Savings on or subsequent to March 31, 1998 with the FDIC or the Securities and Exchange Commission ("SEC") (collectively, "Bayonne's Reports"), contained, or will contain, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of Bayonne included in Bayonne's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP")(except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the SEC). Each of the consolidated statements of condition contained or incorporated by reference in Bayonne's Reports (including in each case any related notes and schedules) and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in Bayonne's Reports (including in each case any related notes and schedules) fairly presented, or will fairly present, as the case may be (A) the financial position of the entity or entities to which it relates as of its date, and (B) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein. Bayonne has made available to RCFC a true and complete copy of each of Bayonne's Reports filed with the SEC since March 31, 1998.

               (ii) Bayonne and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since March 31, 1995 with (A) the NJBD, (B) the FDIC, (C) the OTS, (D) the National Association of Securities Dealers, Inc. ("NASD"), (E) the SEC and
(F) any other self-regulatory organization ("SRO"), and, to Bayonne's knowledge, have paid all fees and assessments due and payable in connection therewith.

          (g) Absence of Certain Changes or Events. Except as disclosed in Bayonne's Reports filed on or prior to the date of this Agreement, since March 31, 1998, (i) Bayonne and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice,
(ii) Bayonne and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any Material Adverse Effect with respect to Bayonne.

          (h) Absence of Claims. Except as set forth in Bayonne's Disclosure Letter, no litigation, proceeding, controversy, claim or action before any court or governmental agency is pending against Bayonne or any of its Subsidiaries and, to the best of Bayonne's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

          (i) Absence of Regulatory Actions. Neither Bayonne nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (j) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of Bayonne or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Bayonne or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Bayonne's balance sheet (in accordance with GAAP). For purposes of this Section 2.3(j), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Bayonne or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Bayonne or any of its Subsidiaries do not file tax returns that Bayonne or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Bayonne or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Bayonne's balance sheet (in accordance with GAAP). Bayonne and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Bayonne and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Bayonne and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither Bayonne nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (k)  Agreements.  (i)   Except for the Option Agreement and
arrangements made in the ordinary course of business, and except as set forth in Bayonne's Disclosure Letter, Bayonne and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in Bayonne's Report. Except as disclosed in Bayonne's Disclosure Letter, neither Bayonne nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 60 days' or less notice, (B) agreement with any executive officer or other key employee of Bayonne or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Bayonne or any of its Subsidiaries of the nature contemplated by this Agreement or the Option Agreement, (C) agreement with respect to any employee or director of Bayonne or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days or for the payment of in excess of $30,000 per annum, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Option Agreement or (E) agreement containing covenants that limit the ability of Bayonne or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Bayonne (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

               (ii) Neither Bayonne nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

               (iii) Bayonne and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither Bayonne nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of Bayonne and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

          (l) Labor Matters. Neither Bayonne nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Bayonne or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Bayonne or any of its Subsidiaries pending or, to Bayonne's knowledge, threatened. Bayonne and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

          (m) Employee Benefit Plans. Bayonne's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Bayonne or any of its Subsidiaries (hereinafter collectively referred to as the "Bayonne Employee Plans"). All of the Bayonne Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon Bayonne or any of its Subsidiaries. Neither Bayonne nor any of its Subsidiaries has provided, or is required to provide, security to any Bayonne Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code. Neither Bayonne, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980. Each Bayonne Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Bayonne Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and Bayonne and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Bayonne's knowledge, threatened litigation, administrative action or proceeding relating to any Bayonne Employee Plan. There has been no announcement or commitment by Bayonne or any of its Subsidiaries to create an additional Bayonne Employee Plan, or to amend any Bayonne Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Bayonne Employee Plan; and, except as specifically identified in Bayonne's Disclosure Letter, Bayonne and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Bayonne Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. With respect to Bayonne or any of its Subsidiaries, for the Employee Plans listed in Bayonne's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Bayonne or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any Bayonne Employee Plan or accelerate the time of payment or vesting of any such benefit. With respect to each Bayonne Employee Plan, Bayonne has supplied to RCFC a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such Bayonne Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Bayonne Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Bayonne Employee Plan, if the Bayonne Employee Plan is subject to Title I of ERISA, and (E) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

          (n) Title to Assets. Bayonne and each of its Subsidiaries has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which Bayonne or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of Bayonne and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by Bayonne to be adequate for the current business of Bayonne and its Subsidiaries.

          (o) Compliance with Laws. Bayonne and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Bayonne, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Bayonne have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority having jurisdiction over insured depositary institutions or their holding companies, the SEC, the NASD or any other SRO (each, a "Governmental Entity"). The businesses of Bayonne and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

          (p) Fees. Other than financial advisory services performed for Bayonne by Sandler O'Neill & Partners, L.P., neither Bayonne nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Bayonne or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (q) Environmental Matters. (i) With respect to Bayonne and each of its Subsidiaries:

               (A) Each of Bayonne and its Subsidiaries, the Participation Facilities (as defined herein), and, to Bayonne's knowledge, the Loan Properties (as defined herein) are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws (as defined herein);

               (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to Bayonne's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

               (C) To Bayonne's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Bayonne or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

               (D) To Bayonne's knowledge, the properties currently owned or operated by Bayonne or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

               (E) Neither Bayonne nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

               (F) To Bayonne's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Bayonne or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any

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
properties owned or operated by Bayonne or any of its Subsidiaries or any Participation Facility; and

               (G) To Bayonne's knowledge, during the period of (l) Bayonne's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (m) Bayonne's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To Bayonne's knowledge, prior to the period of (x) Bayonne's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y) Bayonne's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

               (ii)  The following definitions apply for purposes of this
Section 2.3(r) and Section 2.4(r): (w) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (x) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property;
(y) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now

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or hereafter in effect, and (ii) any common law or equitable doctrine
(including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

          (r) Loan Portfolio; Allowance; Asset Quality. (i) With respect to each loan owned by Bayonne or its Subsidiaries in whole or in part (each, a "Loan"), to Bayonne's knowledge:

               (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

               (B) neither Bayonne nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

               (C) Bayonne or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or Bayonne's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Bayonne;

               (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

               (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Bayonne;

               (F) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

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               (G)  with respect to a Loan held in the form of a
participation, the participation documentation is legal, valid, binding and enforceable.

               (ii) The allowance for possible losses reflected in Bayonne's audited statement of condition at March 31, 1998 was, and the allowance for possible losses shown on the balance sheets in Bayonne's Reports for periods ending after December 31, 1997 will, in the opinion of management, be adequate, as of the dates thereof, under generally accepted accounting principles applicable to stock savings associations consistently applied.

               (iii) Bayonne's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Bayonne and its Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import, and Bayonne and its Subsidiaries shall promptly after the end of any month inform RCFC of any such classification arrived at any time after the date hereof. The other real estate owned ("OREO") or words of similar import included in any non-performing assets of Bayonne or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

          (s) Deposits. None of the deposits of Bayonne or any of its Subsidiaries is a "brokered" deposit, except as disclosed in Bayonne's Disclosure Letter.

          (t) Accounting Matters. Neither Bayonne nor any of its Subsidiaries or, to the best of Bayonne's knowledge, any of its other affiliates has, through the date hereof, taken or agreed to take any action that would prevent RCFC from accounting for the business combination contemplated herein as a pooling-of-interests, and Bayonne has no knowledge of any fact or circumstance relating to it that would prevent such accounting treatment.

          (u)  Antitakeover Provisions Inapplicable.   Bayonne and its
Subsidiaries have taken all actions required to exempt Bayonne, the Agreement, the Merger and the Option Agreement from any provisions of an antitakeover nature in their organization certificates and bylaws, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

          (v)  Material Interests of Certain Persons.   Except as disclosed in
Bayonne's Disclosure Letter, no officer or director of Bayonne, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended ("Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Bayonne or any of its Subsidiaries. No such interest has been created or modified since the date of completion of the last regulatory examination of Bayonne or its Subsidiaries.

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          (w)  Insurance. In the opinion of management, Bayonne and its
Subsidiaries are presently insured, and since December 31, 1995, have been insured, for amounts deemed reasonable by management with, to Bayonne's knowledge, financially sound insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Bayonne and its Subsidiaries are in full force and effect, Bayonne and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

          (x) Investment Securities; Borrowings. (i) Except for investments in Federal Home Loan Bank ("FHLB") Stock, pledges to secure FHLB borrowings, and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of Bayonne for the year ended March 31, 1998, and none of the investment securities held by it or any of its Subsidiaries since March 31, 1998, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

               (ii) Except as set forth in Bayonne's Disclosure Letter, Bayonne nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

               (iii) Set forth in Bayonne's Disclosure Letter is a true and complete list of Bayonne's borrowed funds (excluding deposit accounts) as of the date hereof.

          (y) Indemnification. Except as provided in Bayonne's Employment Agreements or the organization certificate or bylaws of Bayonne and its Subsidiaries, neither Bayonne nor any Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Bayonne (a "Covered Person"), and, to the best knowledge of Bayonne, there are no claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of Bayonne or any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

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          (z)  Books and Records.  The books and records of Bayonne and its
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (aa) Corporate Documents. Bayonne has delivered to RCFC true and complete copies of its certificate of incorporation and bylaws and of First Savings's organization certificate and bylaws. The minute books of Bayonne and First Savings constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders. The minute books of each of Bayonne's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

          (bb) Tax Treatment of the Merger. As of the date hereof, Bayonne has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

          (cc) Beneficial Ownership of RCFC Common Stock. As of the date hereof, Bayonne beneficially owns no shares of RCFC Common Stock and does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of RCFC Common Stock.

          (dd) Year 2000 Matters. Bayonne has completed a review of its computer systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all such Year 2000 problems. Bayonne's management has developed and commenced implementation of a plan which is designed to complete any required initial changes to its computer systems and to complete testing of those changes by December 31, 1998.
Between the date of this Agreement and the Effective Time, Bayonne shall use commercially practicable efforts to implement and/or continue to undertake such plan. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on Bayonne and its Subsidiaries, taken as a whole.

          (ee) Registration Statement. The information regarding Bayonne to be supplied by Bayonne for inclusion in (i) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act of 1933, as amended ("Securities Act"), with the SEC by RCFC for the purpose of, among other things, registering the RCFC Common Stock to be issued to Bayonne's stockholders in the Merger (as amended or supplemented from time to time, the "Registration Statement"), or (ii) the proxy statement to be filed with the SEC by RCFC and Bayonne under the Exchange Act and distributed in connection with Bayonne's meeting of stockholders and RCFC's meeting of stockholders to vote upon this Agreement (as amended or supplemented from time to time, the "Proxy Statement," and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement-Prospectus") will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (ff) Community Reinvestment Act ("CRA") Compliance. First Savings is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and First Savings currently has a CRA rating of satisfactory or better. To Bayonne's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause First Savings to fail to comply with such provisions or cause the CRA rating of First Savings to fall below satisfactory.

          Section 2.4. Representations and Warranties of RCFC. Subject to Sections 2.1 and 2.2, RCFC represents and warrants to Bayonne that, except as specifically disclosed in RCFC's Disclosure Letter:

          (a) Organization. (i) RCFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly registered as a savings and loan holding company under HOLA. RCFC Bank is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. Each Subsidiary of RCFC Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of RCFC and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

               (ii) RCFC and each of its Subsidiaries has the requisite corporate power and authority, and is duly qualified and is in good standing, to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

               (iii) RCFC's Disclosure Letter sets forth all of RCFC's Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which RCFC owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each of RCFC's Subsidiaries, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. RCFC owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of RCFC other than RCFC Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by RCFC or any of its other Subsidiaries are fully paid, nonassessable and not subject to any preemptive rights and are owned by RCFC or a Subsidiary of RCFC free and clear of any claims, liens, encumbrances or restrictions (other than

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those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

               (iv) The deposits of RCFC Bank are insured by the Bank Insurance Fund ("BIF") of the FDIC and the SAIF of the FDIC to the extent provided in the FDIA.

          (b) Capital Structure. (i) The authorized capital stock of RCFC consists of 75,000,000 shares of RCFC Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("RCFC Preferred Stock"). As of the date of this Agreement, (A) 26,423,600 shares of RCFC Common Stock were issued and outstanding, (B) no shares of RCFC Preferred Stock were outstanding, (C) no shares of RCFC Common Stock were reserved for issuance, except that 2,642,360 shares of RCFC Common Stock were reserved for issuance pursuant to the RCFC 1998 Stock-Based Incentive Plan and (D) no shares of RCFC Common Stock were held by RCFC in its treasury or by its Subsidiaries. The authorized capital stock of RCFC Bank consists of 75,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by RCFC. All outstanding shares of capital stock of RCFC and RCFC Bank are validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by RCFC in its treasury or by its Subsidiaries, are free and clear of all liens, encumbrances or restrictions (other than those imposed by applicable federal or state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

               (ii)  No Voting Debt of RCFC is issued or outstanding.

               (iii) As of the date of this Agreement, except for this Agreement and as set forth in RCFC's Disclosure Letter, neither RCFC nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating RCFC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of RCFC or any of its Subsidiaries or obligating RCFC or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of RCFC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of RCFC or any of its Subsidiaries.

          (c) Authority. Each of RCFC and RCFC Bank has the requisite corporate power and authority to enter into this Agreement, the Option Agreement and the Plan of Bank Merger, respectively and, subject to approval of this Agreement, by the requisite vote of RCFC's stockholders and receipt of all required regulatory or governmental approvals, as contemplated by Section 5.1(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Option Agreement, and, subject to the approval of this Agreement by RCFC's stockholders, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of RCFC and RCFC Bank. This Agreement and the Option Agreement have been duly executed and delivered by RCFC and constitutes a valid and binding obligations of RCFC, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

          (d) Stockholder Approval; Fairness Opinion. The affirmative vote of a majority of the outstanding shares of RCFC Common Stock entitled to vote on this Agreement is the only vote of the stockholders of RCFC required for approval of the Agreement and the consummation of the Merger and the related transactions contemplated hereby. RCFC has received the opinion of Tucker Anthony Incorporated, to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to RCFC's stockholders.

          (e) No Violations. The execution, delivery and performance of this Agreement by RCFC does not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of RCFC or any of its Subsidiaries, or to which RCFC or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of RCFC or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of RCFC or any of its Subsidiaries, under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which RCFC or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject; and the consummation of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 1.7) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) the approval of the holders of a majority of the outstanding shares of RCFC Common Stock, (y) the approval of the Banking Board of the State of New York ("Banking Board") under Section 143-b of the Banking Law of the Sate of New York ("Banking Law"), the approval of the Superintendent of Banks of the State of New York (the "Superintendent") under Section 601 of the Banking Law and any other requirement of the Banking Board or the Superintendent, the approval of the OTS, under HOLA, the approval of the NJBD and the approval of the appropriate regulatory authority under
Section 18(c) of the FDIC (collectively, the "Requisite Regulatory Approvals") and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of

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RCFC know of no reason pertaining to RCFC why any of the approvals referred to in this Section 2.4(e) should not be obtained without the imposition of any material condition or restriction described in the proviso to Section 5.1(b).

          (f) Reports. (i) As of their respective dates, none of the reports or other statements filed by RCFC or RCFC Bank on or subsequent to December 31, 1997, with the FDIC or the SEC (collectively, "RCFC's Reports"), contained, or will contain, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of RCFC included in RCFC's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC). Each of the consolidated statements of condition contained or incorporated by reference in RCFC's Reports (including in each case any related notes and schedules) and each of the statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in RCFC's Reports (including in each case any related notes and schedules) fairly presented, or will fairly present, as the case may be, (A) the financial position of the entity or entities to which it relates as of its date, and (B) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein. RCFC has made available to Bayonne a true and complete copy of each of RCFC's Reports filed with the SEC since December 31, 1997.

               (ii) RCFC and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1993 with (A) the FDIC, (B) the SEC, (C) the NASD,
(D) the NYBD and (E) any other SRO, and, to RCFC's knowledge, have paid all fees and assessments due and payable in connection therewith.

          (g)  Absence of Certain Changes or Events.   Except as disclosed in
RCFC's Reports filed on or prior to the date of this Agreement, since December 31, 1997, (i) RCFC and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice,
(ii) RCFC and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any Material Adverse Effect with respect to RCFC.

          (h) Absence of Claims. Except as set forth in RCFC's Disclosure Letter, no litigation, proceeding, controversy, claim or action before any court or governmental agency is pending against RCFC or any of its Subsidiaries, and, to the best of RCFC's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

          (i) Absence of Regulatory Actions. Neither RCFC nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Governmental Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

          (j) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of RCFC or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by RCFC or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on RCFC's balance sheet (in accordance with GAAP). For purposes of this Section 2.4(j), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of RCFC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where RCFC or any of its Subsidiaries do not file tax returns that RCFC or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to RCFC or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on RCFC's balance sheet (in accordance with GAAP). Except as set forth in RCFC's Disclosure Letter, RCFC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. RCFC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and RCFC and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither RCFC nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or

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
(iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (k) Agreements. (i) Except for arrangements made in the ordinary course of business, and except as set forth in RCFC's Disclosure Letter, RCFC and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in RCFC's Reports.
Except as disclosed in RCFC's Reports filed prior to the date of this Agreement, neither RCFC nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 60 days' or less notice, (B) agreement with any executive officer or other key employee of RCFC or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving RCFC or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any employee or director of RCFC or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days or for the payment of in excess of $100,000 per annum, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of a transaction involving RCFC or any of its Subsidiaries of the nature contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of a transaction of the nature contemplated by this Agreement or (E) agreement containing covenants that limit the ability of RCFC or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, RCFC (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

               (ii) Neither RCFC nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

               (iii) RCFC and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither RCFC nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of RCFC and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

          (l) RCFC Common Stock. The shares of RCFC Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

          (m) Labor Matters. Neither RCFC nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is RCFC or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel RCFC or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving RCFC or any of its Subsidiaries pending or, to RCFC's knowledge, threatened. RCFC and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

          (n) Employee Benefit Plans. RCFC's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of RCFC or any of its Subsidiaries (hereinafter referred to collectively as the "RCFC Employee Plans"). All of the RCFC Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon RCFC or any of its Subsidiaries. No liability to the PBGC has been or is expected by RCFC or any of its Subsidiaries to be incurred with respect to any RCFC Employee Plan which is subject to Title IV of ERISA ("RCFC Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by RCFC or any entity which is considered one employer with RCFC under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No RCFC Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each RCFC Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such RCFC Pension Plan as of the end of the most recent plan year with respect to the respective RCFC Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such RCFC Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any RCFC Pension Plan within the 12-month period ending on the date hereof. Neither RCFC nor any of its Subsidiaries has provided, or is required to provide, security to any RCFC Pension Plan or to any single-employer plan of an

ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither RCFC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each RCFC Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
Section 401(a) of the Code (an "RCFC Qualified Plan") has received a favorable determination letter from the IRS, and RCFC and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each RCFC Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all respects and any assets of any such RCFC Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness. There is no pending or, to RCFC's knowledge, threatened litigation, administrative action or proceeding relating to any RCFC Employee Plan. There has been no announcement or commitment by RCFC or any of its Subsidiaries to create an additional RCFC Employee Plan, or to amend any RCFC Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such RCFC Employee Plan; and, except as specifically identified in RCFC's Disclosure Letter, RCFC and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any RCFC Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or
Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. With respect to RCFC or any of its Subsidiaries, for the Employee Plans listed in RCFC's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by RCFC or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any RCFC Employee Plan or accelerate the time of payment or vesting of any such benefit. With respect to each RCFC Employee Plan, RCFC has supplied to Bayonne a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such RCFC Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such RCFC Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such RCFC Employee Plan, if the RCFC Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such RCFC Employee Plan is an RCFC Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such RCFC Employee Plan is a Qualified Plan.

          (o) Title to Assets. RCFC and each of its Subsidiaries has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which RCFC or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of RCFC and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by RCFC to be adequate for the current business of RCFC and its Subsidiaries.

          (p) Compliance with Laws. RCFC and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of RCFC, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of RCFC have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. The businesses of RCFC and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity. The businesses of RCFC and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approve of any Government Entity.

          (q) Fees. Other than the financial advisory services performed for RCFC by Tucker Anthony Incorporated pursuant to an agreement with RCFC dated July 19, 1998, a true and complete copy of which has been previously delivered to Bayonne, neither RCFC nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for RCFC or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (r)  Environmental Matters.  With respect to RCFC and each of its
Subsidiaries:

               (i) Each of RCFC and its Subsidiaries, the Participation Facilities and, to RCFC's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws;

               (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to RCFC's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

               (iii) To RCFC's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or RCFC or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

               (iv) To RCFC's knowledge, the properties currently owned or operated by RCFC or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

               (v) Neither RCFC nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

               (vi) To RCFC's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by RCFC or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by RCFC or any of its Subsidiaries or any Participation Facility; and

               (vii) To RCFC's knowledge, during the period of (l) RCFC's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (m) RCFC's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To RCFC's knowledge, prior to the period of (x) RCFC's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y) RCFC's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such property, Participation Facility or Loan Property.

          (s)  Loan Portfolio; Allowance; Asset Quality.  (i)   With respect
to each Loan owned by RCFC or its Subsidiaries in whole or in part, to RCFC's best knowledge:

               (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

               (B) neither RCFC nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

               (C) RCFC or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or RCFC Bank's applicable participation interest, as applicable); except as otherwise referenced on the books and records of RCFC;

               (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

               (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan; except as otherwise referenced on the books and records of RCFC;

               (F) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

               (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

               (ii) The allowance for possible losses reflected in RCFC Bank's audited statement of condition at June 30, 1997 was, and the allowance for possible losses shown on the balance sheets in RCFC's Reports for periods ending after June 30, 1997 will, in the opinion of management, be adequate, as of the dates thereof, under generally accepted accounting principles applicable to stock savings associations consistently applied.

               (iii) RCFC's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of RCFC and its Subsidiaries that have been classified (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and RCFC and its Subsidiaries shall promptly after the end of any month inform Bayonne of any such classification arrived at any time after the date hereof. The OREO or words of similar import included in any non-performing assets of RCFC or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

          (t) Accounting Matters. Neither RCFC nor any of its Subsidiaries or, to the best of RCFC's knowledge, any of its other affiliates has, through the date hereof, taken or agreed to take any action that would prevent RCFC from accounting for the business combination contemplated herein as a pooling-of-interests, and RCFC has no knowledge of any fact or circumstance relating to it that would prevent such accounting treatment.

          (u)  Investment Securities; Borrowing.  (i)   Except for investments
in FHLB Stock and pledges to secure FHLB borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of RCFC included in RCFC's Report on Form 10-K for the year ended December 31, 1997, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1997 is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

               (ii) Except as set forth in RCFC's Disclosure Letter, neither RCFC nor any Subsidiary is a party to or has agreed to enter into any Derivatives Contract or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in RCFC's Disclosure Letter or disclosed in RCFC's Report filed on or prior to the date hereof.

               (iii) Set forth in RCFC's Disclosure Letter is a true and complete list of RCFC's borrowed funds (excluding deposit accounts) as of the date hereof.

          (v) Registration Statement. The information regarding RCFC to be supplied by RCFC for inclusion in (i) the Registration Statement, (ii) the Proxy Statement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that RCFC is responsible for filing in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

          (w) Books and Records. The books and records of RCFC and its Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (x) Corporate Documents. RCFC has delivered to Bayonne true and complete copies of its organization certificate and bylaws and of RCFC Bank's organization certificate and bylaws. The minute books of RCFC and RCFC Bank constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders. The minute books of each of RCFC's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

          (y) Beneficial Ownership of Bayonne Common Stock. As of the date hereof, RCFC beneficially owns 442,500 shares of Bayonne Common Stock and, other than as contemplated by the Option Agreement, does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Bayonne Common Stock.

          (z) Tax Treatment of the Merger. As of the date hereof, RCFC has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

          (aa) Year 2000 Matters. RCFC has completed a review of its computer systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all Year 2000 problems.
RCFC's management has developed and commenced implementation of a plan which is designed to complete any required initial changes to its computer systems and to complete testing of those changes by December 31, 1998. Between the date of this Agreement and the Effective Time, RCFC shall use commercially practicable efforts to implement and/or continue to undertake such plan. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on RCFC and its Subsidiaries, taken as a whole.

          (bb) Community Reinvestment Act ("CRA") Compliance. RCFC Bank is in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and RCFC Bank currently has a CRA rating of satisfactory or better. To RCFC's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause RCFC Bank to fail to comply with such provisions or cause the CRA rating of RCFC Bank to fall below satisfactory.


                               ARTICLE III
                        Conduct Pending the Merger
                        --------------------------

          Section 3.1. Conduct of Bayonne's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Bayonne shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Bayonne or RCFC to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Bayonne, First Savings, RCFC or RCFC Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Bayonne or First Savings.

          Section 3.2. Forbearance by Bayonne. Without limiting the covenants set forth in Section 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Government Regulators, during the period from the date of this Agreement to the Effective Time, Bayonne shall not, and shall not permit any of its Subsidiaries to, without the prior consent of RCFC, which consent shall not be unreasonably withheld:

          (a) unless required by applicable law or regulation or regulatory directive, change any provisions of the certificate of incorporation or bylaws of Bayonne or the similar governing documents of its Subsidiaries;

          (b) issue any shares of capital stock or change the terms of any outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of Bayonne except pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement;

          (c) other than regular quarterly dividends, make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock. As promptly as practicable following the date of this Agreement, the Board of Directors of Bayonne shall cause its regular quarterly dividend record dates and payment dates to be the same as RCFC's regular quarterly dividend record dates and payments dates for RCFC Common Stock, and Bayonne shall not thereafter change its regular dividend payment dates and record dates. Nothing contained in this Section 3.2(c) or in any other Section of this Agreement shall be construed to permit holders of shares of Bayonne Common Stock to receive two dividends from either Bayonne or from Bayonne and RCFC in any one quarter. Subject to applicable regulatory restrictions, if any, First Savings may pay a cash dividend that is, in the aggregate, sufficient to fund any dividend by Bayonne permitted hereunder;

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

          (d) other than in the ordinary course of business consistent with past practice, (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of Bayonne or (ii) cancel, release or assign any indebtedness of any such individual, corporation or other entity;

          (e) to the extent required by law or as specifically provided for elsewhere herein, increase in any manner the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-executive officer employees in the ordinary course of business consistent with past practice that do not cause the annualized compensation of any of Bayonne's non-executive officer employees following such increase to exceed by more than 5% the total annual compensation expenses of Bayonne with respect to such person for the twelve-month period ended March 31, 1998 and that do not cause the annual rate of base salary of any of Bayonne's non-executive officer employees to increase by more than 5% over such person's base salary at March 31, 1998; pay, unless approved in advance by RCFC, any reasonable "stay in place" pay where necessary or appropriate to retain key employees; pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any Bayonne Employee Plan (as defined in Section 2.3(m)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; make any discretionary continuation to any Employee Plan; hire any employee with an annual total compensation payment in excess of $35,000 or enter into any employment contract; terminate or materially increase the costs to Bayonne or any Subsidiary of any Employee Plan;

          (f) except as contemplated by Section 4.2, change its method of accounting as in effect at March 31, 1998, except as required by changes in GAAP as concurred in by Bayonne's independent auditors;

          (g) settle any claim, action or proceeding involving any liability of Bayonne or any of its Subsidiaries for money damages in excess of $50,000 or impose material restrictions upon the operations of Bayonne or any of its Subsidiaries;

          (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Bayonne, except in satisfaction of debts previously contracted;

          (i) except pursuant to commitments existing at the date hereof which have previously been disclosed to RCFC, make any real estate loans secured by undeveloped land or real estate located outside the State of New Jersey (other than real estate secured by one-to-four

                                     39

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
family homes) or make any construction loan (other than construction loans secured by one-to-four family homes) outside the State of New Jersey;

          (j) establish or commit to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained except as disclosed in the Bayonne Disclosure Schedule;

          (k)  [Reserved];

          (l) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000 and other than investments for Bayonne's portfolio made in accordance with Section 3.2(m), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

          (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than US government and US government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS or securities of the FHLB, in each case that are purchased in the ordinary course of business consistent with past practice;

          (n) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by Section 3.2(g);

          (o) make, renegotiate, renew, increase, extend or purchase any (i) loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) in conformity with existing lending practices in amounts not to exceed $500,000 to any individual borrower or (B) loans or advances as to which Bayonne has a binding obligation to make such loan or advances as of the date hereof and a description of which has been provided by Bayonne in the Bayonne Disclosure Schedule;

          (p) incur any additional borrowings beyond those set forth in the Bayonne Disclosures Schedule other than short-term (six months or less) FHLB borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Bayonne or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

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
          (q) make any capital expenditures in excess of $20,000 per expenditure from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof disclosed in the Bayonne Disclosure Schedule, other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

          (r) organize, capitalize, lend to or otherwise invest in any subsidiary (other than securities of the FHLB that are purchased in the ordinary course of business consistent with past practice);

          (s) elect to any senior executive office any person who is not a member of the senior executive officer team of Bayonne as of the date of this Agreement or elect to the Board of Directors of Bayonne any person who is not a member of the Board of Directors of Bayonne;

          (t) agree or make any commitment to take any action that is prohibited by this Section 3.2.

          In the event that RCFC does not respond in writing to Bayonne within 3 business days of receipt by RCFC of a written request for Bayonne to engage in any of the actions for which RCFC's prior written consent is required pursuant to this Section 3.2, RCFC shall be deemed to have consented to such action. Any request by Bayonne or response thereto by RCFC shall be made in accordance with the notice provisions of Section 8.7, shall note that it is a request pursuant to this Section 3.2 and shall state that a failure to respond within 3 business days shall constitute consent.

          Section 3.3.  Conduct of RCFC's Business Prior to the Effective
Time.   Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, RCFC shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; (iii) take no action which would materially adversely affect or delay the ability of Bayonne or RCFC to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Bayonne, RCFC, First Savings or RCFC Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on RCFC.

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
                                ARTICLE IV
                                Covenants
                                ---------

          Section 4.1. Acquisition Proposals. From and after the date hereof until the termination of this Agreement, neither Bayonne or First Savings, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Bayonne or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and Bayonne shall notify RCFC orally (within 1 business day) and in writing (as promptly as practicable) of such inquiries and proposals which it or any of its subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, Bayonne shall deliver to RCFC a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Directors of Bayonne from (i) furnishing information to, or entering into discussions or negotiations with any, person or entity that makes an unsolicited written, bona fide proposal to acquire Bayonne pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that,
(A) the Board of Directors of Bayonne receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to Bayonne's stockholders, (B) the Board of Directors of Bayonne, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Bayonne to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Bayonne (x) provides reasonable notice to RCFC to the effect that it is furnishing information to, or entering into discussions or negotiations with, another party and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of Bayonne, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Bayonne to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Bayonne or any of its
Subsidiaries:  (i) any merger, consolidation, share exchange, business

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
combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of Bayonne or First Savings, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of Bayonne or the filing of a registration statement under the Securities Act in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          Section 4.2.  Certain Policies of Bayonne.

          (a) At the request of RCFC, Bayonne shall cause First Savings to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all Requisite Regulatory Approvals and stockholder approvals are received, and after receipt of written confirmation from RCFC that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of RCFC Bank; provided, however, that Bayonne shall not be required to take such action more than 30 days prior to the Effective Date; and provided, further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations.

          (b) Bayonne's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2. RCFC agrees to hold harmless, indemnify and defend Bayonne and its Subsidiaries, and their respective directors, officers and employees, for any loss, claim, liability or other damage caused by or resulting from compliance with this Section 4.2.

          Section 4.3.     Access and Information.

          (a) Upon reasonable notice, Bayonne and RCFC shall (and shall cause their respective Subsidiaries to) afford to the other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates and counsel, accountants and other professionals retained by such party) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request; provided, however, that no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made herein. In furtherance, and not in limitation of the foregoing, Bayonne shall make available to RCFC all information necessary or appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger or the Bank Merger. RCFC and Bayonne will not, and will cause their respective representatives not to, use any information obtained pursuant to this Section 4.3 for any purpose unrelated to the

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
consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, each of RCFC and Bayonne will keep confidential, and will cause their respective representatives to keep confidential, all information and documents obtained pursuant to this Section
4.3 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party that furnished the same.

          (b) During the period of time beginning on the day application materials for the Bank Merger are initially filed with the OTS, the FDIC, the NYBD and the NJBD and continuing to the Effective Time, including weekends and holidays, Bayonne shall cause First Savings to provide RCFC, RCFC Bank and their authorized agents and representatives full access to First Savings's offices after normal business hours for the purpose of installing necessary wiring and equipment to be utilized by RCFC Bank after the Effective Time; provided, that:

               (i) reasonable advance notice of each entry shall be given to First Savings and First Savings approves of each entry, which approval shall not be unreasonably withheld;

               (ii) First Savings shall have the right to have its employees or contractors present to inspect the work being done;

               (iii) to the extent practicable, such work shall be done in a manner that will not interfere with First Savings's business conducted at any affected branch offices;

               (iv) all such work shall be done in compliance with all applicable laws and government regulations, and RCFC Bank shall be responsible for the procurement, at RCFC Bank's expense, of all required governmental or administrative permits and approvals;

               (v) RCFC Bank shall maintain appropriate insurance satisfactory to First Savings in connection with any work done by RCFC Bank's agents and representatives pursuant to this Section 4.3;

               (vi) RCFC Bank shall reimburse First Savings for any material out-of-pocket costs or expenses incurred by First Savings in connection with this undertaking; and

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
               (vii) in the event this Agreement is terminated in accordance with Article VI hereof, RCFC Bank, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

          Section 4.4.  Certain Filings, Consents and Arrangements.   RCFC
shall (a) as soon as practicable and in cooperation with Bayonne (and in any event within 45 days after the date hereof) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of governmental authorities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby; (b) cooperate with one another in promptly (i) determining what filings and notices are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal or state law or regulation or under any relevant agreement or other document and (ii) making any such filings and notices, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers; and (c) deliver to the other copies of the publicly available portions of all such filings, notices and applications prior to filing.

          Section 4.5. Antitakeover Provisions. Bayonne and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt RCFC, the Agreement, the Merger, the Bank Merger and the Option Agreement from any provisions of an antitakeover nature in Bayonne's or its Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws.

          Section 4.6. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Bank Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

          Section 4.7. Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter Bayonne and RCFC shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

          Section 4.8. Stockholders Meetings. RCFC and Bayonne shall take all action necessary, in accordance with applicable law and their respective corporate documents, to

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
convene a meeting of their respective stockholders (each, a "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board's counsel, the Board of Directors of each of RCFC and Bayonne shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (b) use its best efforts to solicit such approvals. RCFC and Bayonne, in consultation with each other, shall each employ professional proxy solicitors to assist in contacting stockholders in connection with soliciting favorable votes on the Merger.
RCFC and Bayonne shall coordinate and cooperate with respect to the timing of their respective stockholders meetings.

          Section 4.9. Proxy Statements; Comfort Letters. (i) As soon as practicable after the date hereof, RCFC shall, in cooperation with Bayonne, prepare a Proxy Statement-Prospectus for the purpose of taking stockholder action on the Merger and this Agreement and subject to the provisions of
Section 4.4, file the Proxy Statement-Prospectus with the SEC, respond to comments of the staff of the SEC and, promptly after the Registration Statement is declared effective by the SEC, mail the Proxy Statement-Prospectus to the respective holders of record (as of the applicable record date) of shares of voting stock of each of Bayonne and RCFC. RCFC and Bayonne each represents and covenants to the other that the Proxy Statement-Prospectus, and any amendment or supplement thereto, with respect to the information pertaining to it or its Subsidiaries at the date of mailing to its stockholders and the date of its Stockholder Meeting will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC.

               (ii) RCFC shall use its reasonable best efforts to cause Ernst & Young LLP, its independent public accounting firm, to deliver to Bayonne, and Bayonne shall use its reasonable best efforts to cause KPMG Peat Marwick LLP, its independent public accounting firm, to deliver to RCFC and to its officers and directors who sign the Registration Statement for this transaction, a "comfort letter" or "agreed upon procedures" letter, in the form customarily issued by such accountants at such time in transactions of this type, dated (a) the date of the mailing of the Proxy Statement-Prospectus for the Stockholders Meeting of Bayonne and the date of mailing of the Proxy Statement for the Stockholders meeting of RCFC, respectively, and (b) a date not earlier than fourteen days preceding the date of the Closing (as defined in Section 7.1).

          Section 4.10.  Registration of RCFC Common Stock.

          (a) RCFC shall, as promptly as practicable following the preparation thereof, file the Registration Statement in which the Proxy Statement-Prospectus will be included (including any pre-effective or post-effective amendments or supplements thereto) with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement, and RCFC and Bayonne shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. RCFC will advise

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
Bayonne promptly after RCFC receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. RCFC will provide Bayonne with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as Bayonne may reasonably request.

          (b) RCFC shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

          (c) RCFC shall use its best efforts to list, prior to the Effective Time, on the Nasdaq National Market, or on such other exchange as RCFC Common Stock shall then be trading, subject only to official notice of issuance, the shares of RCFC Common Stock to be issued by RCFC in exchange for the shares of Bayonne Common Stock.

          Section 4.11. Affiliate Letters. Promptly, but in any event within 7 days after the execution and delivery of this Agreement, Bayonne shall deliver to RCFC a letter identifying all persons who, to the knowledge of Bayonne, may be deemed to be "affiliates" of Bayonne under Rule 145 of the Securities Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of Bayonne. Within 21 days after delivery of such letter, Bayonne shall use its best efforts to deliver executed letter agreements, each substantially in the form attached hereto as Exhibit A, executed by each such person so identified as an affiliate of Bayonne agreeing (i) to comply with Rule 145, and (ii) to refrain from transferring shares as required by the pooling-of-interests accounting rules. Within 2 weeks after the date hereof, RCFC shall cause its directors and executive officers to enter into letter agreements with RCFC concerning the pooling-of-interests accounting rules in the Form attached as Exhibit C.

          Section 4.12. Notification of Certain Matters. Each party shall give prompt notice to the others of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of Bayonne and RCFC shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

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
          Section 4.13.  Employees, Directors and Officers.

          (a) All persons who are employees of First Savings immediately prior to the Effective Time ("Bayonne's Employees") and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of RCFC or RCFC Bank, respectively; provided, however, that in no event shall any of Bayonne's Employees be officers of RCFC or RCFC Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of RCFC or RCFC Bank. Subject to paragraph (e) of this Section 4.13, all of Bayonne's Employees who remain following the Effective Date shall be employed at the will of RCFC or RCFC Bank and no contractual right to employment shall inure to such employees because of this Agreement. Except as provided in paragraph (e) of this
Section 4.13, no employee of Bayonne will become a contractual employee of RCFC or RCFC Bank unless such contract is in writing and executed by the President or Chief Executive Officer of RCFC or RCFC Bank.

          (b) Except as otherwise provided in paragraphs (c), (f) and (g) of this Section 4.13, appropriate steps shall be taken to terminate all Bayonne Employee Plans as of the Effective Time or as promptly as practical thereafter. Except as provided in paragraph (c) of this Section 4.13, immediately following the Effective Time, each Continuing Employee shall be eligible to participate in RCFC Employee Plans, on the same basis as any newly-hired employee of RCFC or RCFC Bank (it being understood that inclusion of Continuing Employees in RCFC Employee Plans may occur at different times with respect to different plans); provided, however, that with respect to each RCFC Employee Plan, other than the Richmond County Savings Bank Employee Stock Ownership Plan (the "RCFC Bank ESOP") and the Retirement Plan of Richmond County Savings Bank in RSI Trust (the "RCFC Bank Retirement Plan"), for purposes of determining eligibility to participate, vesting, and entitlement to benefits, service with Bayonne or First Savings shall be treated as service with RCFC or RCFC Bank; provided further however, that such service shall not be recognized to the extent such recognition would result in a duplication of benefits. Such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitation with respect to any RCFC or RCFC Bank welfare benefit plan. For purposes of determining eligibility to participate, vesting, and entitlement to benefits (including accrual of benefits) under the RCFC Bank ESOP or RCFC Bank Retirement Plan, Continuing Employees shall be treated as newly-hired employees of RCFC or RCFC Bank as of the Effective Date and credit for service shall begin accruing as of that date.

          (c) As of the Effective Time, each Bayonne Employee who is a participant in the Bayonne 401(k) Plan (the "Bayonne 401(k) Plan") shall become fully vested in his or her account balance in the Bayonne 401(k) Plan and the Bayonne 401(k) Plan will either be merged into the Richmond County Savings Bank 401(k) Savings Plan (the "RCFC Bank 401(k) Plan") effective as of a date following the Effective Time selected by RCFC Bank or, if so elected by RCFC Bank, terminated immediately prior to, on, or after the Effective Time. The determination

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
as to whether the Bayonne Savings Plan shall be terminated or merged into the RCFC Bank 401(k) Plan shall be made by RCFC Bank. Effective as of the date of the merger of the Bayonne 401(k) Plan into the RCFC 401(k) Plan, if applicable, or the termination of the Bayonne 401(k) Plan (or the Effective Time, if subsequent to such termination), if applicable, Bayonne Employees who are then participating in the Bayonne 401(k) Plan shall become participants in the RCFC Bank 401(k) Plan.

          (d) RCFC agrees to honor existing employment agreements, including the change in control provisions of such agreements, between Bayonne and First Savings and certain employees, stock option plans and restricted stock plans, and other benefit plans as set forth in Bayonne's Disclosure Letter (collectively "Employment Agreements") and to the payment of benefits by Bayonne as of the Effective Time or earlier as agreed to by Bayonne and RCFC under such agreements and plans as described in the Bayonne Disclosure Schedule. Payments under the Employment Agreements may be made by Bayonne if so agreed to by RCFC.

          (e) At the Effective Time, RCFC Bank shall enter into an employment agreement with Michael J. Nilan, substantially in the form attached hereto as Exhibit D.

          (f)  [Reserved]

          (g) Immediately following execution of this Agreement, Bayonne shall take all appropriate steps necessary to "freeze" benefit accruals under the tax-qualified defined benefit plan sponsored by Bayonne.

          (h) RCFC shall cause its Board of Directors to be increased by one member and shall appoint Patrick F.X. Nilan as the nominee to fill such vacancy on RCFC's Board of Directors created by such increase. The term for Mr. Patrick F.X. Nilan shall expire in the year 2000 and he shall receive only RCFC Board fees and no Divisional Board fees during this term.

          (i) Immediately upon execution of this Agreement, the Board of Directors of Bayonne shall provide notice to Patrick F.X. Nilan of termination of the consulting agreement between Bayonne and Patrick F.X. Nilan. Such notice of termination shall be effective as of the Effective Date. Consideration to be paid pursuant to the termination of the consulting agreement is to be made as disclosed in the Bayonne Disclosure Letter.

          (j) Upon request, Bayonne shall supply RCFC with all documentation regarding all actions taken in accordance with this Section 4.13.

          Section 4.14.  Indemnification.

          (a) From and after the Effective Time through the sixth anniversary ofthe Effective Date, RCFC (and any successor) agrees to indemnify and hold harmless eachpresent and former director, officer and employee of Bayonne and its Subsidiaries and each officer or employee of Bayonne and its Subsidiaries that is serving or has served as a director or trustee of

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another entity expressly at Bayonne's request or direction (each, an
"Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amount paid in settlement, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been indemnified as a director, officer or employee of Bayonne and its Subsidiaries and as then permitted under the DGCL.

          (b)  Any Indemnified Party wishing to claim indemnification under
Section 4.14(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify RCFC thereof, but the failure to so notify shall not relieve RCFC of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) RCFC shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and RCFC shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if RCFC does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between RCFC and the Indemnified Party (and counsel for RCFC does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and RCFC shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that RCFC shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) RCFC shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

          (c) RCFC shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 4.14 to the fullest extent permitted under the DGCL. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

          (d) RCFC shall maintain Bayonne's existing directors and officers' insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Bayonne's existing policy, including RCFC's

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
existing policy if its meets the foregoing standard) covering persons who are currently covered by such insurance for a period of 3 years after the effective date.

          (e) In the event RCFC or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of RCFC assume the obligations set forth in this Section 4.14.

          (f) The provisions of this Section 4.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

          Section 4.15.  Pooling and Tax-Free Reorganization Treatment.
Prior to the Effective Time, neither RCFC nor Bayonne shall intentionally take, fail to take, or cause to be taken or not taken, or cause or permit any of their respective Subsidiaries to take, fail to take, or cause to be taken or not taken, any action within its control that would disqualify the Merger as a pooling-of- interests for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, RCFC shall not take any action within its control that would disqualify the Merger as a pooling-of-interests for accounting purposes or as a reorganization under the Code.

          Section 4.16. Divisional Board. RCFC shall, promptly following the Effective Time, cause all of the members of Bayonne's Board of Directors as of the date of this Agreement, who are willing to so serve, to be elected to or appointed as members of RCFC's divisional board ("Divisional Board"), the function of which shall be to advise RCFC with respect to deposit and lending activities in Bayonne's market area and to maintain and develop customer relationships. The members of the Board who are willing to so serve shall be elected to serve a term not to exceed April 30, 2003. Beginning immediately after the Effective Time, each member of the Divisional Board shall receive an annual retainer fee of $12,000 and a $1,000 attendance fee for each board meeting attended. Each member of the Divisional Board shall be prohibited from competing with RCFC for the duration of the term for which they were elected or appointed. Such Divisional Board annual retainer fee shall be payable in quarterly installments or in one lump sum at any time in advance at the option of RCFC. The responsibilities and obligations of members of the Divisional Board shall be determined by RCFC. Service on the Divisional Board shall be deemed to constitute service for purposes of the vesting provisions of the Bayonne Option Plans and the Bayonne RRP. In the event RCFC or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of RCFC assume the obligations set forth in this Section 4.16.

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
                                ARTICLE V
                        Conditions to Consummation
                        --------------------------

          Section 5.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

          (a) this Agreement shall have been approved by the requisite vote of Bayonne's and RCFC's stockholders in accordance with applicable laws and regulations;

          (b) the Requisite Regulatory Approvals and any waivers with respect to this Agreement and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on Bayonne and its Subsidiaries taken as a whole or (ii) on RCFC and its Subsidiaries taken as a whole. No such approval or consent shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to RCFC or Bayonne of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

          (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Merger or any other transactions contemplated by this Agreement;

          (d) no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any other transactions contemplated by this Agreement;

          (e) the Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; RCFC shall have received all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement;

          (f) RCFC shall have received a letter, dated as of the Effective Date, from its independent certified public accountants, reasonably satisfactory to RCFC, to the effect that such auditors are not aware of any facts or circumstances that might cause the Merger not to qualify for pooling of interests accounting treatment;

          (g) Bayonne shall have received a letter, dated as of the Effective Date, from its independent certified public accountants, reasonably satisfactory to RCFC, to the effect that

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
such auditors are not aware of any facts and circumstances that might cause the Merger not to qualify for pooling of interests accounting treatment; and

          (h) RCFC shall have caused to be listed on the Nasdaq National Market, or on such other market on which shares of RCFC Common Stock shall then be trading, subject only to official notice of issuance, the shares of RCFC Common Stock to be issued by RCFC in exchange for the shares of Bayonne Common Stock.

          Section 5.2. Conditions to the Obligations of RCFC and RCFC Bank. The obligations of RCFC and RCFC Bank to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by RCFC:

          (a) each of the obligations of Bayonne and First Savings, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Bayonne and First Savings contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). RCFC shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of Bayonne;

          (b) all action required to be taken by, or on the part of, Bayonne and First Savings to authorize the execution, delivery and performance of this Agreement and the consummation by Bayonne and First Savings of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of Bayonne or First Savings, as the case may be, and RCFC shall have received certified copies of the resolutions evidencing such authorization;

          (c) Bayonne shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 5.1(b)) whose consent or approval shall be required in order to permit the succession by the surviving corporation pursuant to the Merger to any obligation, right or interest of Bayonne or its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Bayonne or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on RCFC (after giving effect to the consummation of the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby.

          (d) RCFC shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence and good standing of Bayonne and its Subsidiaries;

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

          (e) RCFC shall have received an opinion of Muldoon, Murphy & Faucette, counsel to RCFC, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to RCFC, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

               (i) No gain or loss will be recognized by RCFC, RCFC Bank, Bayonne or First Savings as a result of the Merger;

               (ii) Except to the extent of any cash received in lieu of a fractional share interest in RCFC Common Stock, no gain or loss will be recognized by the stockholders of Bayonne who exchange their Bayonne Common Stock for RCFC Common Stock pursuant to the Merger;

               (iii) The tax basis of RCFC Common Stock received by stockholders who exchange their Bayonne Common Stock for RCFC Common Stock in the Merger will be the same as the tax basis of Bayonne Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

               (iv) The holding period of RCFC Common Stock received by each stockholder in the Merger will include the holding period of Bayonne Common Stock exchanged therefor, provided that such stockholder held such Bayonne Common Stock as a capital asset on the Effective Date.

          Such opinion may be based on, in addition to the review of such matters of fact and law as Muldoon, Murphy & Faucette considers appropriate,
(x) representations made at the request of Muldoon, Murphy & Faucette by RCFC, RCFC Bank, Bayonne, First Savings, stockholders of RCFC or Bayonne, or any combination of such persons and (y) certificates provided at the request of Muldoon, Murphy & Faucette by officers of RCFC, RCFC Bank, Bayonne, First Savings and other appropriate persons.

          Section 5.3. Conditions to the Obligations of Bayonne and First Savings. The obligations of Bayonne and First Savings to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Bayonne:

          (a) each of the obligations of RCFC and RCFC Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of RCFC and RCFC Bank contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). Bayonne shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of RCFC;

          (b) all action required to be taken by, or on the part of, RCFC and RCFC Bank to authorize the execution, delivery and performance of this Agreement and the consummation by RCFC and RCFC Bank of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of RCFC or RCFC Bank, as the case may be, and Bayonne shall have received certified copies of the resolutions evidencing such authorization;

          (c) RCFC shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 5.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which RCFC or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on RCFC (after giving effect to the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby.

          (d) Bayonne shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence and good standing of RCFC and its Subsidiaries;

          (e) Bayonne shall have received an opinion of Breyer & Aguggia LLP, counsel to Bayonne, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Bayonne, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

               (i) No gain or loss will be recognized by RCFC, RCFC Bank, Bayonne or First Savings as a result of the Merger;

               (ii) Except to the extent of any cash received in lieu of a fractional share interest in RCFC Common Stock, no gain or loss will be recognized by the stockholders of Bayonne who exchange their Bayonne Common Stock for RCFC Common Stock pursuant to the Merger;

               (iii) The tax basis of RCFC Common Stock received by stockholders who exchange their Bayonne Common Stock for RCFC Common Stock in the Merger will be the same as the tax basis of Bayonne Common Stock surrendered pursuant to the Merger,

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
reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

               (iv) The holding period of RCFC Common Stock received by each stockholder in the Merger will include the holding period of Bayonne Common Stock exchanged therefor, provided that such stockholder held such Bayonne Common Stock as a capital asset on the Effective Date.

          (f) RCFC shall have provided to the Exchange Agent (i) certificates representing at least the aggregate number of shares of RCFC Common Stock to be issued to the shareholders of Bayonne pursuant to the terms hereof, and
(ii) sufficient cash to pay Bayonne shareholders their fractional share interest as provided herein.

          Such opinion may be based on, in addition to the review of such matters of fact and law as Breyer & Aguggia, LLP considers appropriate, (x) representations made at the request of Breyer & Aguggia LLP by RCFC, RCFC Bank, Bayonne, First Savings, stockholders of RCFC or Bayonne, or any combination of such persons and (y) certificates provided at the request of Breyer & Aguggia LLP by officers of RCFC, RCFC Bank, Bayonne and other appropriate persons.


                                ARTICLE VI
                               Termination
                               -----------

          Section 6.1. Termination. This Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Date, either before or after any requisite stockholder approval:

          (a) by the mutual consent of RCFC and Bayonne in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

          (b) by RCFC or Bayonne, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of Bayonne or RCFC to approve the Agreement at its Stockholder Meeting called to consider such approval; provided, however, that Bayonne or RCFC, as the case may be, shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 4.8; or

          (c) by RCFC or Bayonne, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

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

          (d) by RCFC or Bayonne, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by April 30, 1999 ("Initial Termination Date"); provided, that if, as of such date, all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall not have been obtained but all other conditions to the consummation of the Merger (other than the delivery of executed documents at the Closing) shall be fulfilled, the Initial Termination Date shall be extended to July 31, 1999, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

          (e) by RCFC, if the Board of Directors of Bayonne does not publicly recommend in the Proxy Statement that Bayonne's stockholders approve and adopt this Agreement or if, after recommending in the Proxy that stockholders approve and adopt this Agreement, the Board of Directors of Bayonne shall have withdrawn, modified or amended such recommendation in any respect materially adverse to RCFC; or

          (f) by RCFC or Bayonne by written notice to the other party in the event that there has occurred since the date of this Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on Bayonne or RCFC as the case may be; provided that each party shall have given the other 30 calendar days prior written notice of such termination, and such party shall not have remedied such event, condition, change or occurrence by the end of such 30-day period;

          (g) by Bayonne, if its Board of Directors so determines by the requisite vote of members of its entire board, at any time during the 5-day period commencing with the Valuation Date, if both of the following conditions are satisfied:

               (i) Richmond Market Value is less than $15.41, adjusted as indicated in the last sentence of this Section 6.1(g); and

               (ii) (A) the number obtained by dividing Richmond Market Value on such Valuation Date by the Initial RCFC Market Value (the "Richmond Ratio") is less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting 0.15 from the quotient in this clause (ii)(B) (the "Index Ratio");

subject, however, to the following three sentences: (1) if Bayonne elects to exercise its termination right pursuant to this Section 6.1(g), it shall give prompt written notice to Richmond (provided, further, that such notice of election to terminate may be withdrawn at any time during the 5-day period);
(2) for a period of 7 days commencing with its receipt of such notice, RCFC shall have the option to increase the consideration to be received by the holders of Bayonne

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
Common Stock hereunder, by adjusting the Exchange Ratio to equal the lesser of
(x) a number equal to a fraction, the numerator of which is 1.05 multiplied by the Initial RCFC Market Value multiplied by .85 and the denominator of which is the Richmond Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by 1.05 and the denominator of which is Richmond Ratio; and (3) if RCFC so elects it shall give prompt written notice to Bayonne of such election and the adjusted Merger Consideration, whereupon no termination shall have occurred pursuant to this
Section 6.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Merger Consideration shall have been so adjusted).

     For purposes of this Section 6.1(g), the following terms shall have the meanings indicated below:

          "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the applicable weighting.

          "Final Price," with respect to any company being a member of the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 15 trading days ending on the Valuation Date, adjusted as indicated in the last sentence of this Section 6.1(g).

          "Index Group" means the 14 financial institution holding companies listed below, the common stock of all of which are publicly traded and as to which there have not been any publicly announced proposal at any time during the period beginning on the date of this Agreement and ending on the Valuation Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the Valuation Date, such company shall be removed from the Index Group, and the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 14 financial institution holding companies and the weights attributed to them are as follows:


          Holding Company                                   Weighting
          ---------------                                   ---------

          GreenPoint Financial Corp.                          27.71%
          Astoria Financial Corp.                             11.20%
          Independence Community Bank Corp.                    9.97%
          Staten Island Bancorp, Inc.                          8.14%
          Webster Financial Corp.                              7.16%
          St. Paul Bancorp, Inc.                               6.61%
          Queens County Bancorp, Inc.                          5.13%

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

          Bay View Capital Corp.                               4.96%
          JSB Financial, Inc.                                  4.52%
          MAF Bancorp   4.24%
          Anchor BanCorp Wisconsin                             3.03%
          InterWest Bancorp                                    2.88%
          Reliance Bancorp, Inc.                               2.76%
          Haven Bancorp, Inc.                                  1.69%


          "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of this Agreement.

          "Initial RCFC Market Value" means the closing sales price of RCFC Common Stock, as reported on the Nasdaq National Market, on the trading day immediately preceding the public announcement of this Agreement, adjusted as indicated in the last Section 6.1(e).

          "Richmond Market Value" shall have the meaning set forth in Section 1.2(c) hereof.

          "Valuation Date" means the Valuation Date, as defined in Section 1.2(c) hereof.

If RCFC or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted, in the manner specified in Section 1.2(b) of this Agreement, for the purposes of applying this Section 6.1(g).

          (h) by RCFC or Bayonne (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) subject to Section 2.2(b), any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party.

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
          (i) by Bayonne, if the Board of Directors of RCFC does not publicly recommend in the Proxy Statement-Prospectus that RCFC's stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement-Prospectus that stockholders approve and adopt this Agreement, the Board of Directors of RCFC shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Bayonne.

          (j) by Bayonne, if the Board of Directors of Bayonne reasonably determines that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 65% of the combined voting power of the shares of Bayonne Common Stock then outstanding or all or substantially all of the assets of Bayonne constitutes a Superior Proposal and that such proposal must be accepted; provided, however, that prior to any such termination, Bayonne shall use its reasonable efforts to negotiate in good faith with RCFC to make such adjustments in the terms and conditions of this agreement a would enable Bayonne to proceed with the transactions contemplated herein.

          Section 6.2. Effect of Termination. In the event of termination of this Agreement by either RCFC or Bayonne as provided in Section 6.1, this Agreement shall forthwith become void and have no effect except (i) Sections 4.3(a), 8.6 and 8.7, shall survive any termination of this Agreement, (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


                               ARTICLE VII
                Closing, Effective Date and Effective Time
                ------------------------------------------

          Section 7.1. Effective Date and Effective Time. The closing of the transactions contemplated hereby ("Closing") shall take place at the offices of Muldoon, Murphy & Faucette, 5101 Wisconsin Ave. N.W., Washington, D.C. 20016, unless another place is agreed to by RCFC and Bayonne, on a date ("Closing Date") that is no later than 14 days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed to by the parties. Prior to the Closing Date, RCFC and Bayonne shall execute a Certificate of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such Certificate of Merger. The date of such filing or such later effective date as specified in the Certificate of Merger is herein referred to as the "Effective Date." The "Effective Time" of the Merger shall be as set forth in the Certificate of Merger.

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
          Section 7.2.  Deliveries at the Closing.   Subject to the provisions
of Articles V and VI, on the Closing Date there shall be delivered to RCFC and Bayonne the documents and instruments required to be delivered under Article V.


                               ARTICLE VIII
                          Certain Other Matters
                          ---------------------

          Section 8.1.  Certain Definitions; Interpretation.   As used in this
Agreement, the following terms shall have the meanings indicated:

          "material" means material to RCFC or Bayonne (as the case may be) and its respective Subsidiaries, taken as a whole.

          "person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

          When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

          Section 8.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 4.3(a), 4.13, 4.14, 4.15, 4.16 and 8.6 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

          Section 8.3.  Waiver; Amendment.   Prior to the Effective Time, any
provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Bayonne or RCFC, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Bayonne Common Stock or contravene any provision of the DGCL or the federal banking laws, rules and regulations.

          Section 8.4. Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

                                     61

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
          Section 8.5. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

          Section 8.6. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that RCFC shall pay all printing and mailing expenses and filing fees associated with the registrations and approvals required hereunder.

          Section 8.7. Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

          If to Bayonne, to:

                    Bayonne Bancshares, Inc.
                    586 Broadway
                    Bayonne, New Jersey 07002
                    Facsimile:  (201) 437-2912

                    Attention:  Patrick F.X. Nilan
                                Chairman of the Board

          With copies to:

                    Bayonne Bancshares, Inc.
                    586 Broadway
                    Bayonne, New Jersey 07002
                    Facsimile:  (201) 437-5958

                    Attention:  Thomas M. Coughlin
                                Corporate Secretary

          and

                    Paul M. Aguggia, Esq.
                    Breyer & Aguggia LLP
                    1300 I Street, N.W., Suite 470 East
                    Washington, DC  20005
                    Facsimile:  (201) (737-7979)

          If to RCFC, to:

                    Richmond County Financial Corp.
                    1214 Castleton Avenue
                    Staten Island, New York  10310
                    Facsimile:      (718) 390-0224

                    Attention:  Michael F. Manzulli
                                Chairman of the Board and
                                   Chief Executive Officer

          With copies to:

                    Richmond County Financial Corp.
                    1214 Castleton Avenue
                    Staten Island, New York  10310
                    Facsimile:  (718) 390-0224

                    Attention:  Thomas R. Cangemi
                                Senior Vice President, Chief Financial
                                   Officer and Secretary

          and

                    Douglas P. Faucette, Esq.
                    Muldoon, Murphy & Faucette
                    5101 Wisconsin Avenue, N.W.
                    Washington, D.C.  20016
                    Facsimile: (202) 966-9409


          Section 8.8. Entire Agreement; etc. This Agreement, together with the Plan of Bank Merger, Option Agreement and the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 4.13, 4.14 and 4.16, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 8.9. Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other party.

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
          In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 19th day of July, 1998.

                              Richmond County Financial Corp.


                              By:  /s/ Michael F. Manzulli
                                  ------------------------
                                   Michael F. Manzulli
                                   Chairman of the Board and
                                      Chief Executive Officer


                              Bayonne Bancshares, Inc.


                              By:  /s/ Patrick F.X. Nilan
                                   ----------------------
                                   Patrick F.X. Nilan
                                   Chairman of the Board

                                 Exhibit 10

                          Stock Option Agreement

                                                                     EXHIBIT E

                          STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of July 19, 1998 (the "Agreement"), by and between Bayonne Bancshares, Inc., a Delaware corporation ("Issuer"), and Richmond County Financial Corp., a Delaware corporation ("Grantee").

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger dated as of July 19, 1998 (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,809,804 shares (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") equal to $15.50.

     3.  EXERCISE OF OPTION.

     (a) Provided that (i) Grantee or Holder (as defined below), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); PROVIDED that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time,
(B) termination of the Plan by Issuer in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) (an "Issuer Termination"), (C) 12 months after the termination of the Plan by Issuer other than pursuant to an Issuer Termination, (D) 12 months after the termination of the Plan by Grantee in accordance with the terms thereof, and (E) 12 months after the first occurrence of a Purchase Event; PROVIDED,

HOWEVER, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Home Owners' Loan Act, as amended (the "HOLA"); provided, further, however, that if the option cannot be exercised on any day because of an injunction, order or similar restraint issued by a court of competent jurisdiction, the period during which the option may be exercised shall be extended so that the option shall expire no earlier than the tenth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee.

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction. As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 20% or more of the consolidated assets or deposits of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Issuer or any of its significant subsidiaries other than the issuance of Issuer Common Stock upon the exercise of outstanding options; or

          (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the voting power of Issuer or any of its significant subsidiaries.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

          (ii) the holders of Issuer Common Stock shall not have approved the Plan at the Meeting, the Meeting shall not have been held or shall have been canceled prior to termination of the Plan, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made or disclosed an intention to make a proposal to engage in an Acquisition Transaction, or (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer; or

          (iii) any person, other than Grantee or any subsidiary of Grantee, shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

          (iv) after a bona fide proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 6.1(h) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Mergers pursuant to the terms of the Plan); or

          (v) any person, other than Grantee or any subsidiary of Grantee, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision (the "OTS"), or other federal or state bank regulatory authority, for approval to engage in an Acquisition Transaction.

     As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event (in either case, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); PROVIDED, HOWEVER, if any required application for listing such shares on the Nasdaq National Market has not been approved by the date so specified, such date shall be extended for a period not to exceed 21 days from the Notice Date. If prior notification to or approval of the OTS or any other regulatory authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     4.  PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in subsection
(f) of Section 11 hereof.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in subsection (a) of this Section 4, (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and
(B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 19, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of Section 3 hereof, the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

     (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (B) in the event, under the HOLA, or the Change in Bank Control Act of 1978, as amended, or a state banking law, prior approval of or notice to the OTS or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to the OTS or such state regulatory authority as they may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

     5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

     (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

     (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

     (c) No Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its Certificate of Incorporation or By-Laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, degree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case, give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

     6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

     (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) Purchase not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     7.  ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this subsection (a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

     (b) In the event that Issuer shall enter in an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either
(x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

     (e)     The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

          (2) "Substitute Common Stock" shall mean the common stock issued by Substitute Option Issuer upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the highest of (x) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (y) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, and (z) the highest per share closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger, or sale in question. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder or Owner, as the case may be (and if there are both a Holder and an Owner, the Holder).

          (4) "Average Price" shall mean the average closing price per share of Substitute Common Stock for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this subsection
(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this subsection (f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this subsection (f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

     (g)  Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any dimunition in value resulting from the fact that the Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act) than other shares of common stock issued by Substitute Option Issuer).

     8.  REGISTRATION RIGHTS.

     (a) Demand Registration Rights. Issuer shall, subject to the conditions of subparagraph (c) below, if requested by any Holder or Owner, as applicable, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws. Grantee shall have the right to demand no more than two registrations pursuant to this paragraph. If requested by Grantee in connection with any such registration, Issuer and Grantee shall provide each other with representatives, warranties, indemnities and other agreements customarily given in connection with such registration. If requested by Grantee in connection with any such registration, Issuer and Grantee shall become party to any underwriting agreement relating to the sale of the Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreement customarily included in such underwriting agreements.

     (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; PROVIDED, HOWEVER, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4; PROVIDED, FURTHER, HOWEVER, that such election pursuant to (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subsection (b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

     (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, PROVIDED, HOWEVER, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 180 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to subsection (a) above:

          (i) prior to the earliest of (a) termination of the Plan pursuant to Section 6.1 thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 4.8 of the Plan, and (c) a Purchase Event or a Preliminary Purchase Event;

          (ii)  on more than one occasion during any calendar year;

          (iii) within 90 days after the effective date of a registration referred to in subsection (b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

          (iv) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, PROVIDED, HOWEVER, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and

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
expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subsection (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subsection (a) or (b) above.

     (e) Indemnification. In connection with any registration under Section 8(a) or 8(b) of this Agreement, Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this Section 8(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 8(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this Section 8(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders, and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to Section 8(a) or 8(b) of this Agreement, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of Section 8(e) of this Agreement.

     (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

     (g) Issuer Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

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
     9. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     10. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     11.  MISCELLANEOUS.

     (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement: no Third-party Beneficiary; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to subsection (h) of this
Section 11 and other than indemnified parties under subsection (e) of Section
8) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement

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
shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder or Owner to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 3 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder or Owner to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Issuer, to:  Bayonne Bancshares, Inc.
                        586 Broadway
                        Bayonne, New Jersey 07002
                        Facsimile:  (201) 437-2912
                        Attention:  Patrick F.X. Nilan
                                    Chairman of the Board

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
     With copies to:  Bayonne Bancshares, Inc.
                      586 Broadway
                      Bayonne, New Jersey 07002
                      Facsimile:  (201) 437-5958
                      Attention:  Thomas M. Coughlin
                                  Corporate Secretary

          and         Paul M. Aguggia, Esq.
                      Breyer & Aguggia LLP
                      1300 I Street, N.W., Suite 470 East
                      Washington, DC  20005
                      Facsimile:  (201) (737-7979)

     If to Grantee, to:  Richmond County Financial Corp.
                         1214 Castleton Avenue
                         Staten Island, New York  10310
                         Facsimile:  (718) 390-0224
                         Attention:  Michael F. Manzulli
                                     Chairman of the Board and
                                        Chief Executive Officer

     With copies to:  Richmond County Financial Corp.
                      1214 Castleton Avenue
                      Staten Island, New York  10310
                      Facsimile:  (718) 390-0224
                      Attention:  Thomas R. Cangemi
                                  Senior Vice President, Chief Financial
                                     Officer and Secretary

          and         Douglas P. Faucette, Esq.
                      Muldoon, Murphy & Faucette
                      5101 Wisconsin Avenue, N.W.
                      Washington, D.C.  20016
                      Facsimile:  (202) 966-9409

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may

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
assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                              BAYONNE BANCSHARES, INC.


                              By: /s/   Patrick F.X. Nilan
                                  -------------------------------------------
                           NAME:  Patrick F.X. Nilan
                              TITLE:  Chairman of the Board


                              RICHMOND COUNTY FINANCIAL CORP.


                              By: /s/  Michael F. Manzulli
                                  -------------------------------------------
                           NAME: Michael F. Manzulli
                              TITLE:  Chairman of the Board and
                                      Chief Executive Officer

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









                                Exhibit 99

                              Press Release

Monday July 20, 9:20 am Eastern Time

Company Press Release

Richmond County Financial Corp. Enters Into Agreement To Merge With Bayonne Bancshares, Inc.

"Continues Its Entry Into The New Jersey Market"

STATEN ISLAND, N.Y.--(BUSINESS WIRE)--July 20, 1998-- Richmond County Financial Corp. (NASDAQ/NMS: RCBK - news; ``Richmond'') based in Staten Island, New York, and Bayonne Bancshares, Inc., NJ (NASDAQ/NMS: FSNJ - news; ``Bayonne''), based in Bayonne, New Jersey, the holding company of First Savings Bank of New Jersey, SLA, jointly announced today that they have entered into a definitive agreement pursuant to which Bayonne, a $646.1 million savings bank, will merge with and into Richmond. The transaction received the unanimous approval of the Boards of Directors of Richmond and Bayonne and due diligence by both companies has been completed.

Under the terms of the agreement, each of the outstanding shares of Bayonne common stock will be exchanged for 1.05 shares of Richmond common stock. Based upon the closing price of Richmond's common stock as of July 17, 1998, Bayonne's shareholders would receive common stock valued at $19.03. The total transaction value is estimated to be $173.0 million. The merger is expected to be completed in the first quarter of calendar year 1999, and is subject to the approval by shareholders of each company and regulatory authorities. The transaction is intended to be a tax-free merger accounted for as a pooling of interests. Richmond estimates that operational efficiencies generated as a result of the transaction will produce cost savings equal to 40% of Bayonne's non-interest expense. Based upon the synergies anticipated, Richmond believes that the transaction will be accretive to earnings per share in fiscal 1999. The effective core deposit premium paid is 17.5% as compared to 21.6% in nationwide transactions. In connection with the transaction, Bayonne has granted Richmond an option to purchase shares equal to 19.9% of Bayonne's outstanding shares at $15.50 per share should certain events occur.

Michael F. Manzulli, Chairman and Chief Executive Officer of Richmond stated, ``This transaction represents a substantial move in our planned expansion into New Jersey. Bayonne brings to Richmond its valuable core deposit franchise and will provide a stable low-cost funding base to generate quality assets.'' Mr. Manzulli further noted, ``This `in-market' merger is a natural extension for Richmond, with their banking offices closer to our main headquarters than many of our existing banking offices on Staten Island. We are confident that the addition of the Bayonne deposit base, the operational efficiencies generated from the transaction and Richmond's introduction of commercial banking to this market will enhance Richmond's earnings and long term shareholder value.''

``We are extremely pleased to participate with Richmond in their planned expansion into New Jersey,'' stated Bayonne's Chairman, Patrick F.X. Nilan, who will be joining the Board of Richmond.

This combination of two strong community minded financial institutions will provide Richmond with the market share necessary to significantly capitalize on cross-selling its array of lending and deposit products to our customers. Bayonne's Board members will continue serving as members of a new Divisional Board. We are pleased to provide our shareholders with an attractive return on their investment and our organization with the opportunity to join forces with our new colleagues at Richmond.''

The merger announcement with Bayonne comes within a few days of Richmond's announced merger with Ironbound Bankcorp, NJ (NASDAQ/NMS: IBDB - news), a $113.7 million commercial bank, based in Newark, New Jersey in a transaction valued at approximately $26.5 million in Richmond stock.

Following the merger of Bayonne and Ironbound, Richmond will have approximately $2.4 billion in assets, $1.5 billion in deposits and shareholders' equity of $438.5 million.

Richmond has planned for an analyst conference call today at 1.00 P.M. EST, to elaborate on the strategic rationale and financial implications of the mergers. The telephone number to call in the United States is 1-888-276-0005.

Richmond County Financial Corp. is the holding company for Richmond County Savings Bank, a state chartered savings bank, organized in 1886 which operates 12 full service banking offices on Staten Island, one full service banking office in Brooklyn and a multifamily loan processing center in Jericho, Long Island. As of June 30, 1998 total assets were $1.6 billion, deposits were $950.8 million and total stockholders' equity was $328.6 million.

Bayonne operates 4 full service banking offices in Bayonne, New Jersey, and is a community oriented savings institution holding approximately 40% of all deposits held in Bayonne and approximately 6% of such deposits held in Hudson County. As of March 31, 1998, total assets of Bayonne were $646.1 million, deposits were $423.5 million and total stockholders' equity was $98.6 million.

Statements contained in this news release contains certain forward looking statements with respect to the financial condition, results of operations and business of Richmond following the consummation of the merger that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the possibility that anticipated cost savings and revenue enhancements might not be realized and that adverse general economic conditions or adverse interest rate environment could develop.